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                                                             EXHIBIT 10.18

                                  AMENDMENT NO. 2 TO

                     SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT


     This Amendment No. 2 to Supplemental Executive Retirement Agreement (this "Amendment"), made and entered into as of this 11th day of March, 1999, by and between UNOVA, Inc., a Delaware corporation (the "Company"), and Alton J. Brann, its Chairman and Chief Executive Officer (the
"Executive").

                                 W I T N E S S E T H:

     WHEREAS, the Company and the Executive have previously entered into a certain Supplemental Executive Retirement Agreement dated as of October 31, 1997, as amended by Amendment No. 1 thereto dated September 23, 1998 (as so amended, the "Retirement Agreement"); and

     WHEREAS, the Company and the Executive deem it desirable that the Retirement Agreement be further amended as hereinafter set forth;

     NOW THEREFORE, the Company and the Executive hereby agree as follows:

     1. Section 2.6 of the Retirement Agreement is hereby further amended so that said Section 2.6 shall read in its entirety as follows:

     SECTION 2.6 "BONUS" or "BONUSES" shall mean the full amount of the bonus or similar cash incentive determined and awarded to the Executive by the Committee (or any other body or individual having authority to award such Bonus) with respect to any given fiscal year or portion thereof and shall be deemed, for purposes of the calculation of Average Earnings, to have been paid by the Company to the Executive in equal monthly installments during the fiscal year or portion thereof with respect to which the Bonus was awarded under Company-sponsored, formal or informal, incentive compensation or bonus plans, excluding, however, any payments under stock-based option or award plans; provided, however, that, for purposes of calculating Average Earnings any portion of a Bonus, the payment of which is deferred at the election of the Executive, shall be treated as having been paid in equal monthly installments during the fiscal year or portion thereof with respect to which the Bonus was awarded, notwithstanding such elected deferral, and payment of the deferred portion shall be disregarded for purposes of calculating Average Earnings. "Bonus or Bonuses" shall not include any bonus, commission or fee paid to the Executive for the accomplishment of a particular non-ordinary achievement, transaction, or circumstance as determined by the Committee prior to or at the time of the award thereof.

          Notwithstanding the foregoing, the following additional provisions shall be applicable to the definition of "Bonus" or "Bonuses" in the case of an award or awards made under the UNOVA, Inc. Management Incentive Compensation Plan or any other annual incentive plan which provides that a portion of an annual award shall be deposited in a so-called "Bonus Bank" and shall remain "at risk." The Bonus, in such case, shall comprise ONLY the portion of the annual award which is paid to the Executive

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on a current basis and shall NOT include any amount of the award required to be deposited to a Bonus Bank; however, the Bonus shall also include any amount paid to the Executive as a periodic payment from the Bonus Bank during the year with respect to which the amount was made (but shall not include any payment from the Bonus Bank made solely as a result of termination of employment).

     2. Except as specifically amended hereby, each and every term of the Retirement Agreement is hereby ratified, approved, and confirmed.

     3. This Amendment shall be deemed effective for all purposes on and as of the date hereof.

     4.   This Amendment shall be governed by the laws of Delaware.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                               UNOVA, INC.

                                               By:
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                                               Title:
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                                                -----------------------------
                                                        Alton J. Brann